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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) APRIL 10, 2000
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                               SYNC RESEARCH, INC.
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             (Exact name of registrant as specified in its charter)

              DELAWARE                      0-26952              33-0676350
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    (State or other jurisdiction         (Commission File      (IRS Employer
          of incorporation)                  Number)         Identification No.)

12 MORGAN, IRVINE, CALIFORNIA                                       92618
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code      (949) 588-2070
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                                  INAPPLICABLE
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          (Former name or former address if changed since last report)

Exhibit Index located on page 3

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ITEM 5.  OTHER EVENTS

         On April 11, 2000, Sync Research, Inc. (the "Company") issued a joint press release with Osicom Technologies, Inc., a New Jersey corporation, announcing that the two companies signed a definitive agreement to merge the Company and Osicom's wholly-owned Network Access subsidiary. The combined publicly-held company is expected to be named Entrada Networks. In exchange for one hundred percent of the stock of Osicom's Network Access subsidiary, the Company will issue to Osicom shares of the Company's common stock, such that at the closing of the transaction, Osicom and the Company's stockholders will each own fifty percent of the Company's outstanding common stock. The merger is subject to the approval of the Company's shareholders as well as other customary closing conditions.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (a)      Not applicable

         (b)      Not applicable

         (c)      See attached Exhibit Index.


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                                  EXHIBIT INDEX

Number   Exhibit
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2.1      Agreement and Plan of Merger, dated April 10, 2000, among the Company,
         Merger Co, a Delaware corporation and wholly-owned subsidiary of the Company, Osicom Technologies, Inc., a New Jersey corporation and Osicom Techonologies, Inc., a Delaware corporation and wholly-owned subsidiary of Osicom-New Jersey, with disclosure schedules omitted (the Company hereby undertakes to furnish supplementally a copy of these ommitted disclosure schedules to the Commission upon request).

99.1     Press Release dated April 11, 2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SYNC RESEARCH, INC.

                                    By:      /s/ William Guerry
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                                          William Guerry, President and CEO

Dated:  April 12, 2000

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